UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 4, 2010

GENESIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0108171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 North Military Trail, Suite 275, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 988-1988

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 3.02                      Unregistered Sale of Equity Securities.
Item 5.01                      Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On January 14, 2010 we entered into a Stock Purchase Agreement with Digital Comm Inc., a Florida corporation (“Digital Comm”) and its sole shareholder Billy Caudill, pursuant to which we acquired 100% of the outstanding capital stock of Digital Comm in exchange for 50,000,000 shares of our common stock in transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.  We initially issued these shares to Mr. Caudill in September 2009 pending a closing of the transaction.  At the time of issuance we valued the shares at $4 million.  Giving effect to this issuance, at December 3, 2010 Mr. Caudill owns approximately 45.7% of our outstanding common stock.  Following the closing of this transaction Mr. Caudill was elected as our President and Chief Operating Officer.

In January 2010 we entered into a five year employment agreement with Billy D. Caudill to serve as our Chief Operating Officer and Secretary.  The terms of this agreement are described later in this report.

Item 5.06                      Change in Shell Company Status.

Prior to the January 2010 reverse merger with Digital Comm described elsewhere in this report, we were an inactive company seeking merger and business operations opportunities.  As a result of the agreement with Digital Comm we ceased to be a shell company.

FORM 10 DISCLOSURE

Following the reverse merger with Digital Comm, our business and operations are now those of Digital Comm. Unless specifically set forth to the contrary, when used in this report the terms “Genesis", "we"", "our", the "Company" and similar terms refer to Genesis Group Holdings, Inc., a Delaware corporation, and wholly owned subsidiary Digital Comm Inc., a Florida corporation (“Digital Comm”).  In addition, when used herein and unless specifically set forth to the contrary, “2009” refers to the year ended December 31, 2009, “2008” refers to the year ended December 31, 2008 and “2010” refers to the year ending December 31, 2010. The information which appears on our web site at www.digitalcomminc.com is not part of this report.

BUSINESS

We are a provider of specialty services for the construction and maintenance of facilities-based communications systems in the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others. We also provide turn-key telecommunications infrastructure solutions.  Our "one-stop" capabilities include project development, procurement, design, engineering, construction management, and on- going maintenance and operations services for telecommunications networks.  The projects include the construction of fiber networks that provide advanced digital voice, data and video communications and wireless infrastructure deployment.

Specialty Contracting Services.    Our turnkey operations in outside plant construction, voice-data network technologies, utilities infrastructure – water, sewer, electric, gas, fiber/copper buried and aerial cable.  We offer a full package of infrastructure services as well as network operations and maintenance solutions.

We provide management solutions to firms including but not limited to:

·	Central Office – (RBOC, CLEC, ILEC)
·	Wireless and Cellular
·	Voice and Data Enterprise
·	Cable Television (CATV)
·	Outside Plant (OSP)
·	Government
·	Healthcare
·	Airport Authorities
·	Security

    We have established relationships with many leading telephone companies, cable television multiple system operators, utilities and others, including AT&T Inc., Comcast Corporation, Verizon Communications Inc. and Florida Power & Light Company.  We are currently performing work with AT&T, and expect to continue to on an on-going project and need basis. We expect to perform work and services under contract with several municipalities, including Broward County, although work has not as yet commenced.

There are times we work as a subcontractor to other general contractors and infrastructure service providers including; Danella Construction and Southern Technologies Services, Inc.  We are currently performing work for these entities on a project and need basis.

Engineering.  We provide outside plant engineers to telecommunication providers, together with services that include project development, procurement, design, engineering, construction management, and on-going maintenance.

Construction, Maintenance, and Installation.  The inside plant services, also known as premise wiring; that we provide include design, engineering, installation and integration of telecommunications networks for voice, video and data inside customers' facilities.  Additionally, we provide maintenance and installation of electric utility grids and water and sewer utilities. We provide outside plant telecommunications services primarily under hourly and per unit basis contracts to local telephone companies. We also provide these services to long distance telephone companies, electric utility companies, local municipalities and cable television multiple system operators.

Business Sector

Globally, the telecommunications industry is a $3.5 trillion dollar sector, with more than $1 trillion in annual revenues in the U.S., 2.3 billion cellular phone service subscribers, and over 1 million employees according to the White Paper:  Business Intelligence for the Telecommunications Industry; Improving the bottom line and controlling expenses (2008) By Ingres Corporation. We believe that rapid advances in Internet and wireless technologies will continue unabated, changing consumer preferences and disrupting traditional communication methods.  New cellular, cable telephony, VoIP, and wireless technologies promise continuous rapid evolution of this sector, posing a massive threat to traditional landline telephony market.  We believe that these trends, combined with other fast moving telecom innovations and technological enhancements, will provide growth opportunities for those companies positioned properly to profit and grow within the infrastructure business sector.

Our Position in the Marketplace.

While we are a small company, we believe our reputation stemming for high quality service and our ability to provide services nationally, create opportunities in the marketplace where similar sized companies may fail.  We intend to maintain a decentralized operating structure.  We believe that this structure and numerous points of contact within customer organizations position us favorably to win new opportunities with existing customers.  While access to capital may provide an obstacle to address larger opportunities at the present time, we do have significant financial resources many opportunities which capital constrained competitors may be unable to perform. Our access to capital includes access to project finance.   We will continue to be selective in the work we pursue.  We will pursue work that is not only profitable and within the areas of our expertise, but work that will not unnecessarily strain our cash flow requirements.

Growth Through Selective Acquisitions

We intend to pursue growth and market share through selective acquisitions.  In particular, we will pursue those acquisitions that we believe will provide us with incremental revenue and diversification while complementing our existing operations.  We intend to target companies for acquisition that are profitable, with proven operating histories and sound management. We expect to complete at least two acquisitions over the following twelve months. The Company may be required to raise capital in order to complete same.

Master Contracts and Other Service Agreements

A portion of our services are performed under master service agreements and other arrangements with customers that extend for periods of one or more years.  We are approved vendors for many telecommunication companies and utilities, including AT&T and Florida Power & Light.  Master Service agreements generally contain customer specified service requirements, such as discrete pricing for individual tasks. We also work with local government agencies.  Whether in the public or private sectors, a customer’s decision to engage us with respect to a specific construction or maintenance project is often made by local customer management.  Historically, most of our agreements have been awarded through a competitive bidding process; however, we may be able to extend some of these agreements on a negotiated basis.    Over the 12 months ending December 31, 2010, approximately 50% of our revenues came from work performed as a subcontractor for Southern Technologies Services, Inc.

Competition

The specialty contracting services industry in which we operate is highly fragmented and it is characterized by a large number of participants, including several large companies as well as a significant number of small, privately held, local competitors.  A significant portion of our revenue is currently derived from master service agreements and price is often an important factor in awarding such agreements. Accordingly, we may be underbid by our competitors if they elect to price their services aggressively to procure such business. Our competitors may also develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services, and we may not be able to maintain or enhance our competitive position. The principal competitive factors for our services include geographic presence, breadth of service offerings, worker and general public safety, price, quality of service, and industry reputation. We believe that we compete favorably with our competitors on the basis of these factors.

Materials and Subcontractors

For a majority of the contract services we perform, our customers provide all necessary materials and we provide the personnel, tools, and equipment necessary to perform installation and maintenance services. The customer determines the specifications of the materials and we are only responsible for the performance of the required services. Materials supplied by our customers, for whom the customer retains the financial and performance risk, are not included in our revenue or costs of sales. Under contracts where we are required to supply part or all of the materials, we are not dependent upon any one source for the materials that we customarily use to complete the job. We do not manufacture any significant amounts of material for resale. We are not presently experiencing, nor do we anticipate experiencing, any difficulties in procuring an adequate supply of materials.

We use independent contractors to perform portions of the services that we provide; however, we are not dependent on any single independent contractor. These independent contractors typically are small locally owned companies. Independent contractors provide their own employees, vehicles, tools, and insurance coverage. We use independent contractors to help manage our work flow and reduce the amount that we may otherwise be required to spend on fixed assets.

Seasonality

Some of our revenues are affected by seasonality as a portion of the work we perform is outdoors. Consequently, our outside operations are impacted by extended periods of inclement weather. Generally, inclement weather is more likely to occur during the winter season which falls during our second and third fiscal quarters.  Holidays and access customer premises will have additional impact on our revenues.

Environmental Matters

A portion of our work is performed underground. As a result, we are potentially subject to material liabilities related to encountering underground objects which may cause the release of hazardous materials or substances. Additionally, the environmental laws and regulations which relate to our business include those regarding the removal and remediation of hazardous substances and waste. These laws and regulations can impose significant fines and criminal sanctions for violations. Costs associated with the discharge of hazardous materials or substances may include clean-up costs and related damages or liabilities. These costs could be significant and could adversely affect our results of operations and cash flows.

Government Regulations

We have no specific governmental regulations that we need to comply with, fines and risks are associated with the transport of equipment over highways to job sites. We also have certain local permitting requirements at those sites.

Employees

As of December 6, 2010, we had 14 full time employees and one part-time employee.

Note and Warrant Purchase Agreement with UTA Capital LLC

On August 6, 2010, we secured a working capital loan from UTA Capital LLC, with Digital Comm as the borrower.  The loan is evidenced by a Note and Warrant Purchase Agreement between the Company, Digital Comm and UTA Capital, LLC dated August 6, 2010. The agreement calls for two senior bridge notes in the amount of $1 million each, for an aggregate principal amount of $2 million.  The notes are each one year amortized term notes bearing interest at 10% per annum.  Monthly payments of $75,000 on the first $1 million note began in September 2010.  The note can be prepaid the note upon two days notice without premium.  The notes will be senior to all other existing and future indebtedness.

Additionally, the Company issued to UTA Capital, LLC warrants initially to purchase 20,952,381 shares of our common stock with an exercise price of $0.15 per share. Digital Comm made an initial draw of $1,000,000 ($960,000 net of fees) from this loan to primarily invest in and support the operations of Digital Comm and cover operations of the Company. $250,000 of these funds was placed in a segregated reserve account pursuant to the terms of the financing.

We have guaranteed the note and pledged all of our assets and our stock in Digital Comm as additional security.  Digital Comm has also pledged all of its assets as additional security.  Both the Company and Digital Comm have also entered into a Lockbox Agreement with UTA Capital.  Under the terms of the agreement, we agreed that we would take such steps and make such filings with the SEC as were necessary to bring our reporting obligations current no later than October 31, 2010; we did not meet that deadline which was an event of default under the terms of the first $1 million note.

In addition, both the Company and Digital Comm agreed:

•           that so long as a note is outstanding and during the term of the warrants we will not issue any shares of our common stock or securities convertible into or exercisable for shares of our common stock, or grant any option or warrant to acquire shares of our common stock, to any individual who prior to such issuance or grant is the beneficial owner of 5% or more of our common stock without UTA Capital’s prior consent.  If we do not obtain such consent, we are required to issue UTA Capital an additional number of warrants so as to maintain their ownership interest (on an as converted basis) of 16% of our common stock on a fully diluted basis giving effect to such additional issuance or grant,

•           within 12 months from the closing we will satisfy the corporate governance requirements under Nasdaq Marketplace Rule 5605 (relating to Board and Board committee composition, process and decision-making), Rule 5610 (related to codes of conduct) and Rule 5630 (relating to approval of related party transactions),

•           without the affirmative vote of at least two independent directors, and thereafter the approval or ratification of a majority of our Board of Directors, we would not enter into any related party transactions, and

•           we would obtain key man insurance on the life of Mr. Caudill, our President, with the proceeds payable to UTA Capital.

While the note is outstanding, we are required to allocate 100% of the cash proceeds from the issuance of any equity, debt or other securities, net of transaction costs, to the repayment of the notes,

The term of the warrant is for five years from the later of the date we are current in our reporting obligations with the SEC or five years from the date the warrant is first exercisable.  The warrant is exercisable on a cashless basis.  Upon 10 trading days notice to the holder that we intend to redeem the warrant, and providing that there is an effective registration statement covering the shares underlying the warrant, the average trading volume and price meets certain thresholds, then the warrant shall be deemed to have been issued on a cashless basis.  The number of shares of common stock underlying the warrant and the exercise price of the warrant are subject to proportional adjustment in the event of stock splits, dividends and similar corporate transactions.  In addition, if we should issue any shares of common stock, other than certain excepted issuances, without consideration or for a consideration per share less than the exercise price, then the exercise price is reduced in accordance with the formula set forth in the warrant and the number of shares underlying the warrant are concurrently increased so that the aggregate equity percentage represented by the warrant remains at 16%.

The exercise price of the warrant and the number of shares underlying the warrant are also subject to further adjustment at any time we issue convertible securities at a per share value less than the exercise price.  In such event the exercise price and number of shares underlying the warrant shall be adjusted in accordance with the same formula as set forth above.

We agreed to file a registration statement with the SEC within nine months of closing to register the resale of the shares of common stock issuable upon the exercise of the warrant and we agreed to use our best efforts to cause it to be declared effective within 12 months from the closing date.  WE are subject to liquidated damages of 2% per month of the then current value of the shares underlying the warrant if we fail to timely file the registration statement, if it is not declared effective by the effectiveness deadline or if we file to keep it current, up to a maximum of 20% of the Investment Amount.  For the purposes of the warrant, “Investment Amount” means 250% of the aggregate amount payable upon the exercise of the warrant.  We are obligated to pay all fee and expenses of the registration statement and up to $10,000 of fees and expenses of counsel for the warrant holder.  We also granted UTA Capital piggy back registration rights covering the shares underlying the warrant.

We believe that we are in compliance of all material financial terms of the UTA Agreement. We are working to finish some of our post-closing covenants, including becoming current on our SEC filings and providing key man insurance for Billy Caudill, to satisfy remaining open obligations. We have been advised that the key man policy will be issued forthwith and have been working with counsel and our auditors to become current in our Sec filings. We have not received any notices of default to date, and have been working with and are in frequent communication with UTA Capital.

On November 24, 2010 we were advised by UTA Capital that it was prepared to move forward on the second $1 million note funding originally contemplated by the Note and Warrant Purchase Agreement, notwithstanding that more than 90 days have elapsed from the initial closing, provided that:

•
it receives evidence satisfactory to it in its sole discretion that the Company has received additional purchase orders in amounts more than sufficient to achieve the Minimum PO/AR Level as to both the existing note and the proposed second note,

•	the minimum cash collateral level is achieved and maintained both prior to and upon a second funding,
•	both the Company and Digital Comm have complied and are in regular and continued compliance with all other post-closing covenants,
•	all other conditions to a closing on a second note funding have been satisfied, and
•	no Material Adverse Effect (as that term is defined in the note) exists.

This expression of intent will expire on December 31, 2010 in the absence of a second note funding.

Consulting Agreement with Harpos Funding II, LLC.

In October, 2010 we entered into a Consulting Agreement with Harpos Funding II, LLC under which it will provide us with financial advisory services, investment banking and other strategic advice under the terms of a an agreement.  As compensation for the advisory services, we agreed to issue it a to-be-created series of convertible preferred stock that will have 10 votes for each share and will be convertible into 5% of the common stock of our Company at a conversion price of $0.01 per share. We have not yet designated this series of preferred stock.

Under the terms of this agreement, we also guarantee that Harpos Funding II would receive a 10% per annum return for a minimum of three years on any investment it may make in our company, together with 75% warrant coverage; the minimum increments for funding are $250,000.  To date, no investments have been made.  In addition, any investments by Harpos Funding II that are accepted by the Company will contain a most favored nations clause and piggy back registration rights covering the shares underlying the warrants.

We also agreed that in the event any third parties make an investment in our company, that our Board accepts, that were directly or indirectly introduced to us by Harpos Funding II, and providing that the investments are in increments of not less than $250,000, we will pay Harpos Funding II a finder’s fee in an amount ranging from 3% to 5%, depending upon the amount of the investment.  We further agreed to pay Harpos Funding II a finder’s fee of 2% on all debt we issue or restructure based upon the introductions by Harpos Funding II.  Finally, we agreed to issue Harpos Funding II five year warrants exercisable at 110% of the offering price of the equity securities or conversion price of the debt securities.

RISK FACTORS.

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Risks Relating to Our Business.

OUR PRIMARY ASSETS SERVE AS COLLATERAL UNDER THE NOTE AND WARRANT PURCHASE AGREEMENT WITH UTA CAPITAL. IF WE WERE TO DEFAULT ON THIS AGREEMENT, THE LENDER COULD FORECLOSE ON OUR ASSETS.

In August 2010, Digital Comm entered into a Note and Warrant Purchase Agreement with UTA Capital LLC. The agreement calls for two senior bridge notes in the amount of $1 million each, for an aggregate principal amount of $2 million.  The notes are each one year amortized term notes bearing interest at 10% per annum. To date one $1 million principal amount note has been funded which matures in August 2011.  The revolving note is collateralized by a blanket security interest in Digital Comm’s assets and the agreement contains certain covenants we must comply with.  If we should default under the terms of this agreement, the lender could seek to foreclose on our primary assets.  If the lender was successful, we would be unable to conduct our business as it is presently conducted and our ability to generate revenues and fund our ongoing operations would be materially adversely affected.

IF WE ARE UNABLE TO ACCURATELY ESTIMATE THE OVERALL RISKS OR COSTS WHEN WE BID ON A CONTRACT THAT IS ULTIMATELY AWARDED TO US, WE MAY ACHIEVE A LOWER THAN ANTICIPATED PROFIT OR INCUR A LOSS ON THE CONTRACT.

Substantially all of our revenues are typically derived from fixed unit price contracts. Fixed unit price contracts require us to perform the contract for a fixed unit price irrespective of our actual costs. As a result, we realize a profit on these contracts only if we successfully estimate our costs and then successfully control actual costs and avoid cost overruns. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause us to incur losses or cause the contract not to be as profitable as we expected. This, in turn, could negatively affect our cash flow, earnings and financial position.

The costs incurred and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

•	onsite conditions that differ from those assumed in the original bid;
•	delays caused by weather conditions or project owners notice to proceed;
•	contract modifications creating unanticipated costs not covered by change orders;
•	changes in availability, proximity and costs of construction materials, as well as fuel and lubricants for our equipment;
•	availability and skill level of workers in the geographic location of a project;
•	our suppliers’ or subcontractors’ failure to perform due to various reasons including bankruptcy;
•	fraud or theft committed by our employees;
•	mechanical problems with our machinery or equipment;
•	citations or fines issued by any governmental authority;
•	difficulties in obtaining required governmental permits or approvals or performance bonds;
•	changes in applicable laws and regulations; and
•	claims or demands from third parties alleging damages arising from our work or from the project of which our work is part.

ECONOMIC DOWNTURNS OR REDUCTIONS IN GOVERNMENT FUNDING OF INFRASTRUCTURE PROJECTS COULD REDUCE OUR REVENUES AND PROFITS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our business is highly dependent on the amount and timing of infrastructure work funded by various governmental entities, and which, in turn, depends on the overall condition of the economy, the need for new or replacement infrastructure, the priorities placed on various projects funded by governmental entities and federal, state or local government spending levels.

THE CANCELLATION OF SIGNIFICANT CONTRACTS OR OUR DISQUALIFICATION FROM BIDDING FOR NEW CONTRACTS COULD REDUCE OUR REVENUES AND PROFITS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Contracts that we enter into with governmental entities can usually be canceled at any time by them with payment only for the work already completed. In addition, we could be prohibited from bidding on certain governmental contracts if we fail to maintain qualifications required by those entities. A cancellation of an unfinished contract or our debarment from the bidding process could cause our equipment and work crews to be idled for a significant period of time until other comparable work became available, which could have a material adverse effect on our business and results of operations.

We operate in several states, including Florida, Texas, Louisiana, and North Carolina any adverse change to the economy or business environment in any State that we perform work could significantly and adversely affect our operations, which would lead to lower revenues and reduced profitability.

OUR ACQUISITION STRATEGY INVOLVES A NUMBER OF RISKS.

In addition to organic growth of our business, we intend to continue pursuing growth through the acquisition of companies or assets that may enable us to expand our project skill-sets and capabilities, enlarge our geographic markets, add experienced management and increase critical mass to enable us to bid on larger contracts. However, we may be unable to implement this growth strategy if we cannot reach agreements for potential acquisitions on acceptable terms or for other reasons. Moreover, our acquisition strategy involves certain risks, including:

•           difficulties in the integration of operations and systems;
•           difficulties applying our expertise in one market into another market;
    •   the key personnel and customers of the acquired company may terminate their relationships with the acquired company;
    •   we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;
•
we may assume or be held liable for risks and liabilities (including for environmental-related costs and liabilities) as a result of our acquisitions, some of which we may not discover during our due diligence;

•           our ongoing business may be disrupted or receive insufficient management attention; and
•           we may not be able to realize cost savings or other financial benefits we anticipated.

Future acquisitions may require us to obtain additional equity or debt financing, as well as additional surety bonding capacity, which may not be available on terms acceptable to us or at all. Moreover, to the extent that any acquisition results in additional goodwill, it will reduce our tangible net worth, which might have an adverse effect on our credit and bonding capacity.

OUR INDUSTRY IS HIGHLY COMPETITIVE, WITH A VARIETY OF LARGER COMPANIES WITH GREATER RESOURCES COMPETING WITH US, AND OUR FAILURE TO COMPETE EFFECTIVELY COULD REDUCE THE NUMBER OF NEW CONTRACTS AWARDED TO US OR ADVERSELY AFFECT OUR MARGINS ON CONTRACTS AWARDED.

Essentially all of the contracts on which we bid are awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes recognizing other factors, such as shorter contract schedules or prior experience with the customer. Within our markets, we compete with many national, regional and local construction firms. Some of these competitors have achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do. In addition, there are a number of national companies in our industry that are larger than we are and that, if they so desire, could establish a presence in our markets and compete with us for contracts.  As a result, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.

OUR DEPENDENCE ON SUBCONTRACTORS AND SUPPLIERS OF MATERIALS COULD INCREASE OUR COSTS AND IMPAIR OUR ABILITY TO COMPLETE CONTRACTS ON A TIMELY BASIS OR AT ALL, WHICH WOULD ADVERSELY AFFECT OUR PROFITS AND CASH FLOW.

We rely on third-party subcontractors to perform some of the work on many of our contracts. We generally do not bid on contracts unless we have the necessary subcontractors committed for the anticipated scope of the contract and at prices that we have included in our bid. Therefore, to the extent that we cannot engage subcontractors, our ability to bid for contracts may be impaired. In addition, if a subcontractor is unable to deliver its services according to the negotiated terms for any reason, including the deterioration of its financial condition, we may suffer delays and be required to purchase the services from another source at a higher price. This may reduce the profit to be realized, or result in a loss, on a contract.

We also rely on third-party suppliers to provide most of the materials for our contracts. We normally do not bid on contracts unless we have commitments from suppliers for the materials required to complete the contract and at prices that we have included in our bid. Thus, to the extent that we cannot obtain commitments from our suppliers for materials, our ability to bid for contracts may be impaired. In addition, if a supplier is unable to deliver materials according to the negotiated terms of a supply agreement for any reason, including the deterioration of its financial condition, we may suffer delays and be required to purchase the materials from another source at a higher price. This may reduce the profit to be realized, or result in a loss, on a contract.

IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL AND SKILLED LABOR, OR IF WE ENCOUNTER LABOR DIFFICULTIES, OUR ABILITY TO BID FOR AND SUCCESSFULLY COMPLETE CONTRACTS MAY BE NEGATIVELY IMPACTED.

Our ability to attract and retain reliable, qualified personnel is a significant factor that enables us to successfully bid for and profitably complete our work. This includes members of our management, project managers, estimators, supervisors, foremen, equipment operators and laborers. The loss of the services of any of our management could have a material adverse effect on us. Our future success will also depend on our ability to hire and retain, or to attract when needed, highly-skilled personnel. Competition for these employees is intense, and we could experience difficulty hiring and retaining the personnel necessary to support our business. If we do not succeed in retaining our current employees and attracting, developing and retaining new highly-skilled employees, our reputation may be harmed and our future earnings may be negatively impacted.

OUR CONTRACTS MAY REQUIRE US TO PERFORM EXTRA OR CHANGE ORDER WORK, WHICH CAN RESULT IN DISPUTES AND ADVERSELY AFFECT OUR WORKING CAPITAL, PROFITS AND CASH FLOWS.

Our contracts generally require us to perform extra or change order work as directed by the customer even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. These disputes may not be settled to our satisfaction. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could have a material adverse effect on our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.

OUR FAILURE TO MEET SCHEDULE OR PERFORMANCE REQUIREMENTS OF OUR CONTRACTS COULD ADVERSELY AFFECT US.

In most cases, our contracts require completion by a scheduled acceptance date. Failure to meet any such schedule could result in additional costs, penalties or liquidated damages being assessed against us, and these could exceed projected profit margins on the contract. Performance problems on existing and future contracts could cause actual results of operations to differ materially from those anticipated by us and could cause us to suffer damage to our reputation within the industry and among our customers.

UNANTICIPATED ADVERSE WEATHER CONDITIONS MAY CAUSE DELAYS, WHICH COULD SLOW COMPLETION OF OUR CONTRACTS AND NEGATIVELY AFFECT OUR REVENUES AND CASH FLOW.

Because much of our work is performed outdoors, work on our contracts is subject to unpredictable weather conditions, which could become more frequent or severe if general climatic changes occur..  While revenues can be recovered following a period of bad weather, it is generally impossible to recover the inefficiencies, and significant periods of bad weather typically reduce profitability of affected contracts both in the current period and during the future life of affected contracts. Such reductions in contract profitability negatively affect our results of operations in current and future periods until the affected contracts are completed.

TIMING OF THE AWARD AND PERFORMANCE OF NEW CONTRACTS COULD HAVE AN ADVERSE EFFECT ON OUR OPERATING RESULTS AND CASH FLOW.

It is generally very difficult to predict whether and when new contracts will be offered for tender, as these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals. Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.  In addition, the timing of the revenues, earnings and cash flows from our contracts can be delayed by a number of factors, including adverse weather conditions such as prolonged or intense periods of rain, snow, storms or flooding, delays in receiving material and equipment from suppliers and changes in the scope of work to be performed. Such delays, if they occur, could have adverse effects on our operating results for current and future periods until the affected contracts are completed.

OUR DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

Due to the size and nature of our construction contracts, one or a few customers have in the past and may in the future represent a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. One customer may comprise a significant percentage of revenues at a certain point in time. The loss of business from any one of such customers could have a material adverse effect on our business or results of operations. Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could materially adversely affect our business, results of operations and financial condition.

WE MAY INCUR HIGHER COSTS TO LEASE, ACQUIRE AND MAINTAIN EQUIPMENT NECESSARY FOR OUR OPERATIONS, AND THE MARKET VALUE OF OUR OWNED EQUIPMENT MAY DECLINE.

We own most of the construction equipment used on our projects. However, to the extent that we are unable to buy construction equipment necessary for our needs, either due to a lack of available funding or equipment shortages in the marketplace, we may be forced to rent equipment on a short-term basis, which could increase the costs of performing our contracts.

The equipment that we own or lease requires continuous maintenance, for which we maintain our own repair facilities. If we are unable to continue to maintain the equipment in our fleet, we may be forced to obtain third-party repair services, which could increase our costs. In addition, the market value of our equipment may unexpectedly decline at a faster rate than anticipated.

AN INABILITY TO OBTAIN PERFORMANCE BONDING COULD LIMIT THE AGGREGATE DOLLAR AMOUNT OF CONTRACTS THAT WE ARE ABLE TO PURSUE.

As is customary in the construction business, we are required to provide surety bonds to secure our performance under construction contracts. Our ability to obtain surety bonds primarily depends upon our capitalization, working capital, past performance, management expertise and reputation and certain external factors, including the overall capacity of the surety market. Surety companies consider such factors in relationship to the amount of our backlog and their underwriting standards, which may change from time to time. Events that affect the insurance and bonding markets generally may result in bonding becoming more difficult to obtain in the future, or being available only at a significantly greater cost. Our inability to obtain adequate bonding, and, as a result, to bid on new contracts, could have a material adverse effect on our future revenues and business prospects.

OUR OPERATIONS ARE SUBJECT TO HAZARDS THAT MAY CAUSE PERSONAL INJURY OR PROPERTY DAMAGE, THEREBY SUBJECTING US TO LIABILITIES AND POSSIBLE LOSSES, WHICH MAY NOT BE COVERED BY INSURANCE.

Our workers are subject to the usual hazards associated with providing construction and related services on construction sites. Operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We maintain insurance coverage in amounts and against the risks that we believe are consistent with industry practice, but this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations.

Insurance liabilities are difficult to assess and quantify due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If we were to experience insurance claims or costs above our estimates, we might also be required to use working capital to satisfy these claims rather than to maintain or expand our operations. To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our operating results and financial condition could be materially and adversely affected.

ENVIRONMENTAL AND OTHER REGULATORY MATTERS COULD ADVERSELY AFFECT OUR ABILITY TO CONDUCT OUR BUSINESS AND COULD REQUIRE EXPENDITURES THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our operations are subject to laws and regulations relating to workplace safety and worker health, which, among other things, regulate employee exposure to hazardous substances. Immigration laws require us to take certain steps intended to confirm the legal status of our immigrant labor force, but we may nonetheless unknowingly employ illegal immigrants. Violations of such laws and regulations could subject us to substantial fines and penalties, cleanup costs, third-party property damage or personal injury claims. In addition, these laws and regulations have become, and enforcement practices and compliance standards are becoming, increasingly stringent. Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.

Risks Related to Our Financial Results and Financing Plans

WE ARE DEPENDENT UPON THE BALANCE OF THE FUNDING UNDER THE UTA CAPITAL AGREEMENT.

Under the terms of the August 2010 Note and Warrant Purchase Agreement with UTA Capital, we have borrowed $1 million and had the ability to borrow an additional $1 million within 90 days of the closing providing that we satisfied certain covenants.  While we have not yet satisfied all those covenants, including the obligation to file all delinquent reports with the SEC, UTA Capital has agreed to allow us to borrow the second $1 million if we comply with all covenants by December 31, 2010.  While we reasonably believe that we will satisfy the covenants and access the additional funds, if we should fail our inability to borrow the additional $1 million our ability to continue to grow our company would be adversely impacted.

ACTUAL RESULTS COULD DIFFER FROM THE ESTIMATES AND ASSUMPTIONS THAT WE USE TO PREPARE OUR FINANCIAL STATEMENTS.

To prepare financial statements in conformity with generally accepted accounting principles (“GAAP”), management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include: contract costs and profits and application of percentage-of-completion accounting and revenue recognition of contract change order claims; provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, suppliers and others; valuation of assets acquired and liabilities assumed in connection with business combinations; and accruals for estimated liabilities, including litigation and insurance reserves. Our actual results could differ from, and could require adjustments to, those estimates.

In particular we recognize contract revenue using the percentage-of-completion method. Under this method, estimated contract revenue is recognized by applying the percentage of completion of the contract for the period to the total imated revenue for the contract. Estimated contract losses are recognized in full when determined. Contract revenue and total cost estimates are reviewed and revised on a continuous basis as the work progresses and as change orders are initiated or approved, and adjustments based upon the percentage of completion are reflected in contract revenue in the accounting period when these estimates are revised. To the extent that these adjustments result in an increase, a reduction or an elimination of previously reported contract profit, we recognize a credit or a charge against current earnings, which could be material.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE FOR WORKING CAPITAL, CAPITAL EXPENDITURES AND/OR ACQUISITIONS, AND WE MAY NOT BE ABLE TO DO SO ON FAVORABLE TERMS OR AT ALL, WHICH WOULD IMPAIR OUR ABILITY TO OPERATE OUR BUSINESS OR ACHIEVE OUR GROWTH OBJECTIVES.

Our ability to obtain additional financing in the future will depend in part upon prevailing credit and equity market conditions, as well as conditions in our business and our operating results; such factors may adversely affect our efforts to arrange additional financing on terms satisfactory to us. We have pledged substantially all of our other assets as collateral in connection with our credit. As a result, we may have difficulty in obtaining additional financing in the future if such financing requires us to pledge assets as collateral. In addition, under our credit facility, we must obtain the consent of our lenders to incur any amount of additional debt from other sources (subject to certain exceptions). If future financing is obtained by the issuance of additional shares of common stock, our stockholders may suffer dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to make future investments, take advantage of acquisitions or other opportunities, or respond to competitive challenges.

Risks Related to our Common Stock

WE ARE NOT CURRENT IN OUR REPORTING OBLIGATIONS WITH THE SEC AND OUR STATUS AS A PUBLIC COMPANY COULD BE REVOKED AT ANY TIME.

We are not current in our filing obligations with the SEC and are delinquent in our reporting obligations pursuant to Section 13(a) of the Securities Exchange Act of 1934.  Accordingly, we could be subject to an administrative hearing to revoke the registration of our securities under Section 12(g) of the Securities Exchange Act of 1934.  We will need to file our quarterly reports for the 2010 interim periods to become current in our reporting obligations.  While we are using our best efforts to file all delinquent reports with the SEC, if we are unable to complete those filings before the SEC seeks to bring an administrative action against it is likely that we would cease being a public company.  In that event, you could lose your entire investment in our company.

THE TERMS OF THE UTA CAPITAL WARRANTS WILL RESULT IN CONTINUED DILUTION TO OUR COMMON STOCKHOLDERS.

Under the terms of the five warrants we issued UTA Capital as part of the Note and Warrant Purchase Agreement, we agreed that if we should issue any shares of common stock, other than certain excepted issuances, without consideration or for a consideration per share less than the exercise price of $0.15 per share, then the exercise price is reduced in accordance with the formula set forth in the warrant and the number of shares underlying the warrant are concurrently increased so that the aggregate equity percentage represented by the warrant remains at 16%.  In addition, so long as a note is outstanding and during the term of the warrants we agreed that we will not issue any shares of our common stock or securities convertible into or exercisable for shares of our common stock, or grant any option or warrant to acquire shares of our common stock, to any individual who prior to such issuance or grant is the beneficial owner of 5% or more of our common stock without UTA Capital’s prior consent.  If we do not obtain such consent, we are required to issue UTA Capital an additional number of warrants so as to maintain their ownership interest (on an as converted basis) of 16% of our common stock on a fully diluted basis giving effect to such additional issuance or grant.  These provisions could result in significant dilution to our existing stockholders without our receipt of any additional consideration and could inhibit our ability to raise additional capital as needed.

THE TERMS OF OUR AGREEMENT WITH HARPOS FUNDING II, LLC WILL IN ALL LIKELIHOOD RESULT IN THE ADJUSTMENT OF THE UTA CAPITAL WARRANTS.

Under the terms of the Consulting Agreement we entered into with Harpos Funding II, LLC in October 2010, as consideration for its services to us we agreed to issue it a to-be-designated series of convertible preferred stock which will have super voting rights of 10 votes for each share and upon conversion will convert into 5% of our common equity at a conversion price of $0.01 per share.  While we have yet to create or issue this series of preferred stock, at such time as we do it will in all likelihood result in a yet to be determined adjustment in the UTA Capital warrant pursuant to the anti-dilution provisions of that warrant.

THE UTA CAPITAL WARRANTS CONTAIN A CASHLESS EXERCISE PROVISION WHICH MEANS WE MAY NOT RECEIVE ANY CASH PROCEEDS UPON THEIR EXERCISE.

In August 2010 under the terms of the Note and Warrant Purchase Agreement with UTA Capital we issued common stock purchase warrants to purchase an aggregate of 20,952,381 shares of our common stock with an exercise price of $0.15 per share.  These five-year warrants are exercisable on a cashless basis which means that the holder, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The utilization of this cashless exercise feature will deprive us of additional capital which might otherwise be obtained if the warrants did not contain a cashless feature.

OUR COMMON STOCK IS QUOTED IN THE OVER THE COUNTER MARKET ON THE PINK SHEETS.

Our common stock is quoted on the Pink Sheets.  Pink Sheets offers a quotation service to companies that are unable to list their securities on an exchange or for companies, such as ours, whose securities are not eligible for quotation on the OTC Bulletin Board.  The requirements for quotation on the Pink Sheets are considerably lower and less regulated than those of the OTC Bulletin Board or an exchange.  Because our common stock is quoted on the Pink Sheets, it is possible that even fewer brokers or dealers would be interested in making a market in our common stock which further adversely impacts its liquidity.

THE TRADABILITY OF OUR COMMON STOCK IS LIMITED UNDER THE PENNY STOCK REGULATIONS WHICH MAY CAUSE THE HOLDERS OF OUR COMMON STOCK DIFFICULTY SHOULD THEY WISH TO SELL THE SHARES.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

    The following discussion of our financial condition and results of operation for the years ended December 31, 2009 and 2008 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Digital Comm is a provider of specialty contracting services, primarily in the installation of fiber optic telephone cable. These services are provided throughout the United States and include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.  While Digital Comm was incorporated in 2006, it did not generate any significant revenue from its operations until 2009.

The following discussions compare the financial results of Digital Comm for 2008 and 2009 and its liquidity and capital resources at December 31, 2009.  As the reverse merger with our company and the subsequent transaction with UTA Capital both occurred after December 31, 2009.  The following discussion gives no effect to those events.  The results of Digital Comm’s operations for 2010 and its liquidity and capital needs may be materially different than those 2009 as a result of the reverse merger which will increase the combined companies operating expenses.  This discussion should be read in conjunction with the discussions regarding Digital Comm appearing elsewhere in this report.

Results of Operations

                The significant increase in Digital Comm’s revenues in 2009 from 2008 reflects the company’s results in expanding its business from working with primarily through one subcontractor in 2008 to securing and working on direct contracts with three customers.

                 Cost of revenues earned in 2009 was 73% of revenues as compared to 147% in 2008.  This change was the result of overruns in cost to complete certain jobs in 2008 that could not be recaptured , as well as reduced margins available from larger jobs secured in 2009.

                 General and administrative expenses primarily includes salaries and wages, travel, insurance and independent consulting  and professional expenses..  General and administrative expenses increased approximately 539% in 2009 from 2008.  Included in the increased expenses in 2009 were increases in salaries and wages (1,346% ) resulting from additional personnel, consulting and professional (100%) due to requirements of new job contracts and travel and related expenses (1588%) from broadening the scope of new jobs being secured.,.

                 Interest expense of $42,570 in 2009 relates to borrowings from personal lines of credit of the sole shareholders which were repaid during the year.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. At December 31, 2009 Digital Comm had a working capital deficit of $81,318 as compared to a working capital deficit of $17,587 at December 31, 2008.

The approximate 280% increase in accounts receivable and approximate 986% increase in accounts payable at December 31, 2009 compared to December 31, 2008 are both the result of the increase in Digital Comm’s revenues in 2009.  Accrued expenses, which includes travel expenses, decreased 62% at December 31, 2009 from December 31, 2008.

Net cash provided by operating activities was $83,465 in 2009, which reflects the increase in accounts payable and accrued expenses offset by the increase in accounts receivable, as compared to net cash used by operating activities of $11,043 in 2008.  During 2008 Digital Comm used cash to reduce advances to the officers for travel and expenses which was offset by an increase in accounts payable and accrued expenses and accounts receivable.

Net cash used in investing activities in 2009 was $47,009, which primarily represents capital expenditures for equipment and machinery, as compared to $0 in 2008.

Net cash used in financing activities in 2009 was $35,500 and includes a shareholder distribution of $42,700 to the sole shareholder and president offset by capital contributions from the same shareholder of $7,200 in 2009.  Net cash provided by financing activities in 2008 represented capital contributions from the sole shareholder of $12,500.

Recent Accounting Pronouncements

Accounting Standards Codification (“ASC”) Topic 860, Accounting for Transfers of Financial Assets (“ASC Topic 860”), eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets. This pronouncement is effective for Digital Comm in fiscal 2011. The adoption of ASC Topic 860 is not expected to have a material effect on our consolidated financial statements.

ASC Topic 810, Amendments to FASB Interpretation: Consolidation of Variable Interest Entities (“ASC Topic 810”), requires an analysis to determine whether a variable interest gives an enterprise a controlling financial interest in a variable interest entity.  This pronouncement requires an ongoing reassessment of whether an enterprise is the primary beneficiary of a variable interest entity.  This pronouncement is effective for Digital Comm in fiscal 2011.  The adoption of ASC Topic 810 is not expected to have a material effect on our consolidated financial statements.

ASC Topic 855, Subsequent Events (“ASC Topic 855”), establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the date the financial statements are issued or available to be issued.  ASC Topic 855 requires companies to reflect in their financial statements the effects of subsequent events that provide additional evidence about conditions at the balance sheet date. In February 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-09 – Subsequent Events (Topic 855) — Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 provides amendments which clarify that SEC filers are not required to disclose the date through which subsequent events have been evaluated.  The adoption of this guidance had no impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-12, Income Taxes (Topic 740) – Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts (“ASU 2010-12”). ASU 2010-12 addresses changes in accounting for income taxes resulting from the recently issued Health Care and Education Reconciliation Act of 2010 and the Patient Protection and Affordable Care Act. The adoption of this guidance is not expected to have a material effect on our consolidated financial statements.

PROPERTIES

Our principal executive offices are located at Digital Comm.  The Company through Digital Comm has a lease on its office premises occupying approximately 1,000 square feet at 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431 with Crystal Investors Florida, LLC pursuant to the terms of a five year lease commencing in August 2010.  Under the terms of the lease we pay an annual base rent of $21,155 for the first year escalating to $23,810 in the fifth year, together with additional annual rent of approximately $13,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At December 3, 2010 we had 109,473,976 shares of common stock issued and outstanding.  The following table sets forth information known to us as of December 3, 2010 relating to the beneficial ownership of shares of our voting securities by:

▪	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
 ▪           each director;
 ▪           each named executive officer; and
 ▪           all named executive officers and directors as a group.

                 Unless otherwise indicated, the business address of each person listed is in care of 2500 N. Military Trail, Suite 275, Boca Raton, FL  33431.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Gideon Taylor	25,500,000	23.3%
Lawrence Sands	5,200,000	4.7%
Billy B. Caudill	50,000,000	45.7%
All named executive officers and directors as a group (three persons)	80,700,000	73.7%
UTA Capital LLC 1	20,952,381	16.1%

1           The number of shares owned by UTA Capital LLC includes shares of our common stock issuable upon the exercise of outstanding warrants expiring in August 2015 with an exercise price of $0.15 per share.  UTA Capital LLC’s address is 100 Executive Drive, Suite 330, West Orange, NJ  07052.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Gideon Taylor	68	Director, Chief Executive Officer, Chief Financial Officer
Billy B. Caudill	66	President , Chief Operating Officer
Lawrence Sands	50	Senior Vice President, Corporate Secretary

Gideon Taylor.  Mr. Taylor has been a member of our Board of Directors and an executive officer since July 2009.  In 1987 Mr. Gideon founded what became Able Telcom Holding Corp., a Florida based telecommunications infrastructure provider, and in 1988 the company went public which grew to more than $400,000,000 in annual revenues in 11 years.  Mr. Gideon served as President and Chief Executive Officer Able Telcom Holding Corp. from 1988 until August 1992, and Chairman of the Board of Directors from 1988 until 1995.  Mr. Taylor came out of retirement in 2004 and became an independent consultant performing research and development, and miscellaneous assistance within the telecommunications industry.   Mr. Taylor also served a total of 24 years in the United States Army; during much of that tenure he provided telecommunications engineering services for the US Government.

Billy B. Caudill.  Mr. Caudill has served as our President and Chief Operating Officer since January 2010 and has been President of Digital Comm since 2005.   Beginning his career in the Central Office division of GTE, Mr. Caudill has successfully started and managed several public and private telecommunication companies. Having over 30 years of significant Telecom Operational and Management experience has made Mr. Caudill knowledgeable in Central Office Engineering and Installation, the construction of Broadband Networks, Network Integration, Structured Cabling and Switching Equipment Installations, LAN/WAN applications and technician staffing and training.

Lawrence Sands.  Mr. Sands has served as our Senior Vice President since January 2010 and in August 2010 became corporate secretary.  Prior to joining our company, from January 2010 to September 2010 he was a finance manager at Vista BMW in Coconut Creek, Florida and from March 2010 until September 2010 he was Vice President, Secretary and a director of Omni Ventures, Inc. (OTCBB: OMVE), a development stage company that planned to provide equity funding for commercial and recreational projects in the Mid-west and Western areas of the United States. In 2009 he provided consulting services to Digital Comm.  From January 2008 until December 2008 he was Chief Executive Officer of Paivis Corp., a public company engaged in long distance telecommunications.  Prior thereto, from September 2003 until April 2008, Mr. Sands was a finance manager at JM Lexus in Margate, Florida.  Mr. Sands received a B.S. in Technology and Industrial Arts from New York University and a J.D. from Whittier College, School of Law.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2009 and 2008 for our then principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2009. The value attributable to any option awards is computed in accordance with FASB ASC Topic 718.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compen-sation ($) (i)	Total ($) (j)
Gideon Taylor 1	2009	66,667	0	0	0	0	0	0	66,667

Jeffrey Glick 2	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

1
Mr. Taylor has served as our Chief Executive Officer since July 2009.  We have accrued the amount of compensation due Mr. Taylor which is included in our operating expenses for the year ended December 31, 2009.

2	Mr. Glick served as our Chief Executive Officer from until October 2001 July 2009.

How Mr. Taylor’s Compensation is Determined

In September 2009 we entered into a five year employment agreement with Gideon Taylor to serve as our Chief Executive Officer and a member of our Board of Directors.  Unless earlier terminated, at the end of the initial term the agreement automatically renews for additional one year terms.  Under the terms of the agreement, he is entitled to annual compensation of $200,000 payable in cash; if we do not have sufficient cash flow to pay the compensation he is entitled to receive equity in lieu of the cash.  He is also entitled to receive a bonus at the discretion of the Board of Directors of which he is the sole member.  He is entitled to participate in any equity incentive plan we may adopt, participate in employee benefits and reimbursement of expenses

The agreement may be terminated by us for “cause” at any time after the first year of the agreement upon two months notice to Mr. Taylor.  Under the agreement “cause” includes:

    •           if he is convicted or pleads guilty to a felony or act of fraud, misappropriation or embezzlement, or
•           if he had been negligent or dishonest to the detriment of the Company, or
•           if he had engaged in actions amounting to misconduct or failed to perform his duties, or
•           if he had died or is disabled.

In the event he is terminated for cause, he is not entitled to any severance or other benefits.  The employment agreement may also be terminated by Mr. Taylor upon two months notice if there is a material and substantial reduction in his duties and the resignation is approved by the Board.  In the event he should terminate the agreement during the second year of the term, he is entitled one year’s salary as severance; in the event he should terminate the agreement after the second anniversary of the agreement, he is entitled to two years salary as severance and he may exercise any vested options which may have been granted. The employment agreement contains customary confidentiality and non-compete provisions

At the time we entered into the agreement with Mr. Taylor, he was the sole member of our Board of Directors and we did not consult with any compensation consultant or other third parties in determining the terms of Mr. Taylor’s agreement.

Employment Agreement with Mr. Caudill

In January 2010 we entered into a five year employment agreement with Billy D. Caudill to serve as our Chief Operating Officer and Secretary.  Unless earlier terminated, at the end of the initial term the agreement automatically renews for additional one year terms.  Under the terms of the agreement, he is entitled to annual compensation of $200,000 payable in cash; if we do not have sufficient cash flow to pay the compensation he is entitled to receive equity in lieu of the cash.  We have not yet issued these shares.  He is also entitled to receive a bonus an annual bonus equal to 5% of our EBITDA for the 12 month period ending December 31, payable in cash or stock at the discretion of our Board of Directors.  He is entitled to a $1,000 per month car allowance, participate in any equity incentive plan we may adopt, participate in employee benefits and reimbursement of expenses.  He is also entitled to receive an additional 25,000,000 shares of our common stock if we record $20 million of contracts and new company acquisitions during the first year of the term of the agreement.

The agreement may be terminated by us for “cause” at any time after the first year of the agreement upon two months notice to Mr. Caudill.  Under the agreement “cause” includes:

•	if he is convicted or pleads guilty to a felony or act of fraud, misappropriation or embezzlement, or
•               if he had been negligent or dishonest to the detriment of the Company, or
•               if he had engaged in actions amounting to misconduct or failed to perform his duties, or
•               if he had died or is disabled.

    In the event he is terminated for cause, he is not entitled to any severance or other benefits.  The employment agreement may also be terminated by Mr. Caudill upon two months notice if there is a material and substantial reduction in his duties and the resignation is approved by the Board.  In the event he should terminate the agreement during the second year of the term, he is entitled one year’s salary as severance; in the event he should terminate the agreement after the second anniversary of the agreement, he is entitled to two years salary as severance and he may exercise any vested options which may have been granted. The employment agreement contains customary confidentiality and non-compete provisions

We did not consult with any compensation consultant or other third parties in determining the terms of Mr. Caudill’s agreement. Mr. Caudill did not receive any compensation for his services to us to date and has agreed to accrue his compensation or accept stock in lieu of cash compensation.

Employment Agreement with Mr. Sands

    In January 2010 we entered into a three year employment agreement with Mr. Lawrence Sands to serve as our Vice President of Mergers and Acquisitions. Unless earlier terminated, at the end of the initial term the agreement automatically renews for additional one year terms.  Under the terms of the agreement, he is entitled to annual compensation of $120,000 payable in cash; if we do not have sufficient cash flow to pay the compensation he is entitled to receive equity in lieu of the cash.  He is also entitled to receive a bonus at the discretion of the Board of Directors, a $1,000 per month car allowance and to participate in any equity incentive plan we may adopt and to participate in employee benefits.   As an incentive, we issued him 4,000,000 shares of our common stock valued at $2,400,000 of the agreement, and an additional 1,200,000 shares of common stock in satisfaction of accrued but unpaid salary for the period January 2010 to August 2010.

The agreement may be terminated by us for “cause” at any time after the first year of the agreement upon two months notice to Mr. Sands.  Under the agreement “cause” includes:

•	if he is convicted or pleads guilty to a felony or act of fraud, misappropriation or embezzlement, or
•	if he had been negligent or dishonest to the detriment of the Company, or
•	if he had engaged in actions amounting to misconduct or failed to perform his duties, or
•	if he had died or is disabled.

    In the event he is terminated for cause, he is not entitled to any severance or other benefits.  The employment agreement may also be terminated by Mr. Sands upon notice if there is a material and substantial reduction in his duties and the resignation is approved by the Board.  In the event he should terminate the agreement, he is entitled to severance benefits ranging from three month’s salary to one year’s salary based upon the date of termination and he is entitled to exercise any vested options. The employment agreement contains customary confidentiality and non-compete provisions

We did not consult with any compensation consultant or other third parties in determining the terms of Mr. Sands’ agreement. Mr. Sands began receiving salary in August, 2010

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2009:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

Gideon Taylor	0	0	0	0	0	0	0	0	0
Jeffrey Glick	0	0	0	0	0	0	0	0	0

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  Neither Mr. Taylor nor Mr. Glick, each of whom was an executive officer of our company during 2009, received any compensation specifically for his services as a director. Mr. Glick resigned as director in January 2010.  The following table provides information concerning the compensation of Mr. Darren Glick for his services as a member of our Board of Directors for 2009.  The value attributable to any option awards is computed in accordance with FASB ASC 718.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Darren Glick	0	0	0	0	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 20, 2007, we entered into an agreement with Michael Farkas and two of his companies in which he is a beneficial owner (Atlas Equity Group, Inc. and The Atlas Group of Companies, LLC) to grant him the right to convert any or all debt into fully paid and non-assessable shares of common stock.  As of December 31, 2009 the total debt and unpaid interest for the foregoing individual and companies totaling $241,808 was converted into an aggregate of 15,391,438 shares of our common stock pursuant to the agreement, and $15,886 was written off resulting in a net gain to us in 2009.

At December 31, 2009 we owed our former officer and director and certain of his affiliates $5,336 for working capital advances made to us from time to time, In January 2010 these amounts were converted into an aggregate of 3,128,476 shares of our common stock.

During 2007 and 2008 the sole shareholder of Digital Comm, Mr. Billy Caudill, contributed $12,500 and $7,200, respectively in capital to assist in the operations of the company.  In 2009 Digital Comm paid Mr. Caudill $42,700 as a shareholder distribution.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted in the over-the-counter market on the Pink Sheets under the symbol GGHO.  The reported high and low last sale prices for the common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	Low	High

2008
First quarter ended March 31, 2008	$0.24	$0.24
Second quarter ended June 30, 2008	$1.17	$1.17
Third quarter ended September 30, 2008	$1.60	$1.60
Fourth quarter ended December 31, 2008	$0.60	$0.60

2009
First quarter ended March 31, 2009	$0.25	$0.26
Second quarter ended June 30, 2009	$0.08	$0.20
Third quarter ended September 30, 2009	$0.08	$0.25
Fourth quarter ended December 31, 2009	$0.04	$0.11
2010
First quarter ended March 31, 2010	$0.28	$0.65
Second quarter ended June 30, 2010	$0.15	$0.31
Third quarter ended September 30, 2010	$0.06	$0.155

The last sale price of our common stock as reported on the Pink Sheets was $0.08 per share on December 16, 2010.  As of December 3, 2010, there were approximately 82 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On November 7, 2007 we issued 2,000,000 shares of our common stock to Michael D. Farkas in conversion of $20,000 of debt owed by us to Mr. Farkas.  The recipient was an accredited investor and the issuance was exempt from registration  under the Securities Act of 1933 in reliance on an exemption provided by Section 3(a)(9) of that act. The recipient had access to business and financial information concerning our company, was able to bear the economic risk of an investment in our securities and acquired with securities solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution.

On October 8, 2008 we issued 74,500 shares of common stock to Alsaben Group, LLC; 70,000 to Marc Berger; 60,000 shares to Chosen Group Holdings, LLC; 74,500 to the Farkas Group,  Inc.; 71,000 to MF Greenberg Invest Trust; and 70,000 shares to Anita Nowack; for an aggregate of 420,000 shares of common stock in connection with a conversion of debt owed.  The recipients were accredited or otherwise sophisticated investors and each issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 3(a)9) of that act.  The recipients had access to business and financial information concerning our company, were able to bear the economic risk of an investment in our securities and acquired with securities solely for their account for personal investment and not with a view to, or for resale in connection with, any distribution.

    On July 2, 2009 we sold 25,500,000 shares of our common stock to Mr. Gideon Taylor in exchange for $100 in the private sale described elsewhere herein.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.  The recipient had access to business and financial information concerning our company, was able to bear the economic risk of an investment in our securities and acquired with securities solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution.

On August 7, 2009 we issued 50,000,000 shares of our common stock to Mr. Billy Caudill in exchange for all of the issued and outstanding stock of Digital Comm in a reverse merger described earlier in this report which closed in January 2010.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.  The recipient had access to business and financial information concerning our company, was able to bear the economic risk of an investment in our securities and acquired with securities solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution.

On August 7, 2009 we also issued an aggregate of 60,000,000 shares of our common stock to three individuals in anticipation of the closing of a transaction which never occurred.  These shares were cancelled and returned to the status of authorized but unissued shares of our common stock in July 2010.

On September 3, 2009 we issued an aggregate of 8,500,000 shares of our common stock valued at $680,000 to two entities as a finder’s fee under the terms of the stock purchase agreement with Mr. Taylor.  The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.  The recipients had access to business and financial information concerning our company, were able to bear the economic risk of an investment in our securities and acquired with securities solely for their accounts for personal investment and not with a view to, or for resale in connection with, any distribution. We are presently in the process of cancelling 3,500,000 of these shares which were issued to one entity.  The remaining 4,000,000 shares were valued at $400,000.

On August 30, 2010 we issued 5,200,000 shares of our common stock that had been due to Lawrence Sands an executive officer, as compensation, both pursuant to the terms of his employment agreement dated as of January, 2010 and accrued salary.  This issuance included 4,000,000 shares of our common stock valued at $2,400,000 which were issued as an incentive for entering into an employment agreement with us and 1,200,000 shares issued in satisfaction of accrued but unpaid 2010 salary.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.  The recipient had access to business and financial information concerning our company, was able to bear the economic risk of an investment in our securities and acquired with securities solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of December 3, 2010, there were 109,473,976 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by the stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  Our Certificate of Incorporation contains such a provision.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

           On October 8, 2009, we dismissed Moore & Associates, Chartered and engaged Li & Company, CPAs as our new registered independent public accountant. The decisions to appoint Li & Company and dismiss Moore & Associates, Chartered were approved by our Board of Directors on October 8, 2009.

On August 27, 2009, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore & Associates, Chartered because of violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

During the prior two fiscal years and the subsequent interim period up through the date of dismissal, there were no disagreements with Moore & Associates, Chartered on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore & Associates, Chartered, would have caused Moore & Associates, Chartered to make reference thereto in its report on our financial statements for such years. Further, there were no reportable events as described in Item 304(a)(1) of Regulation S-K occurring within our two most recent fiscal years and the subsequent interim period up through the date of dismissal.

On October 8, 2009, we engaged Li & Company, CPAs as our registered independent public accountant. During the two most recent fiscal years and the interim periods preceding the engagement, we did not consult Li & Company regarding any of the matters set forth in Item 304(a)(2)of Regulation S-K.

On August 24, 2010, Li & Company, PC advised us that it was terminating its engagement as our independent registered public accounting firm.  Li & Company, PC served as our independent registered public accounting firm since October 8, 2009; however, during the course of its engagement by us, it never rendered a report on our financial statements.

During our two most recent fiscal years and the subsequent interim period preceding Li & Company, PC’s resignation we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which such disagreement if not resolved to the satisfaction of Li & Company, PC would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On August 25, 2010 we engaged Sherb & Co. LLP as our independent registered public accounting firm.  During our two most recent fiscal years and the subsequent interim period prior to retaining Sherb & Co. LLP (1) neither we nor anyone on our behalf consulted Sherb & Co. LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Sherb & Co. LLP did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

The decision to engage Sherb & Co. LLP as our independent registered public accounting firm was approved by our Board of Directors.

Item 9.01                      Financial Statements and Exhibits.

(c)           Shell company transactions.

Included in this report are the audited financial statements of Digital Comm for the years ended December 31, 2009 and 2008 and the unaudited pro forma financial information required by Article 11 of Regulation S-X.

(d)           Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement dated January 14, 2010 between Genesis Group Holdings, Inc. and Digital Comm, Inc. (6)
3.1	Certificate of Incorporation, as amended (1)
3.2	Certificate of Amendment to Certificate of Incorporation (5)
3.3.	Bylaws (1)
4.1	Form of Digital Comm, Inc. Senior Secured Bridge Note (6)
4.2	Form of Common Stock Purchase Warrant issued to UTA Capital LLC (6)
10.1	Share Purchase Agreement dated October 5, 2001 by and between Genesis Realty Group, Inc. and Glick Global Development, LLC (2)
10.2	Stock Purchase Agreement dated July 2, 2009 by and between Gideon Taylor and Genesis Group Holdings, Inc. (6)
10.3	Consulting Agreement between Genesis Group Holdings, Inc. and Harpos Funding II, LLC (6)
10.4	Note and Warrant Purchase Agreement dated August 6, 2010 with UTA Capital LLC (6)
10.5	Employment Agreement with Billy Caudill(6)
10.6	Employment Agreement with Lawrence Sands(6)
10.7	Lease for Principal Executive Offices(6)
10.8	Employment Agreement with Gideon Taylor (6)
10.9	Form of Amendment to Executive Employment Agreement with Billy Caudill (6)
10.10	Form of Amendment to Executive Employment Agreement with Gideon Taylor (6)
14.1	Code of Ethics (3)
16.1	Letter from Li & Company (4)

(1)	Incorporated by reference to the Registration Statement on Form 10, SEC File No. 000-32037.
(2)	Incorporated by reference to the Current Report on Form 8-K filed on October 24, 2001.
(3)	Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2007.
(4)	Incorporated by reference to the Current Report on Form 8-K filed on September 3, 2010.
(5)	Incorporated by reference to the definitive information statement on Schedule 14C filed on August 18, 2008
(6)	Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROUP HOLDINGS, INC.

Date: December 20, 2010	By: /s/ Gideon Taylor
Gideon Taylor, Chief Executive Officer

1900 NW Corporate Blvd., Suite East S10
Boca Raton, EL 33431
Tel: 561.886.4200
Fax: 561.886.3330
e-mail: info@sherbcpa.com

Offices in New York and Florida
Certified Public Accountants

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Digital Comm Inc
2500 N. Military Trail, Suite 275
Boca Raton, FL 33431

          We have audited the accompanying balance sheet of Digital Comm Inc as of December 31, 2009 and 2008 and the related statement of operations, changes in stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Comm Inc as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Boca Raton, Florida
October 28, 2010

DIGITAL COMM, INC.
BALANCE SHEET
December 31, 2009

	December 31,
	2009	2008
Current Assets
Cash and cash equivalents	$2,413	$1,457
Accounts receivable	82,608	21,581
Total Current Assets	85,021	23,039

Property and equipment, net of accumulated depreciation	30,431	—
Total Assets	$115,452	$23,039

Current liabilities
Accounts payable	$156,332	$14,393
Accrued expenses	10,007	26,234
Total Current Liabilities	166,339	40,626

Commitments and Contingencies	—	—

Stockholders’ Deficit:
Common stock, $1.00 par value, 100,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Additional paid-in-capital	26,000	61,500
Accumulated deficit	(77,887)	(80,088)
Total Stockholders’ Deficit	(50,887)	(17,588)
Total Liabilities and Stockholders’ Equity	$115,452	$23,039

See accompanying notes to financial statements

DIGITAL COMM, INC.
 Statement of Operations
For the Year Ended December 31,

	2009	2008

REVENUES:
Contract revenues	$1,245,324	$41,151

EXPENSES
Cost of earned revenues, excluding depreciation	914,982	60,384
General and administrative	268,993	42,114
Depreciation	16,578	—

TOTAL EXPENSES	1,200,553	102,498

INCOME FROM OPERATIONS	44,771	(61,347)

Interest expense	(42,570)	—

NET INCOME	$2,201	$(61,347)

See accompanying notes to financial statements

DIGITAL COMM, INC.
Statement of Changes in Stockholders’ Deficit
For the Year Ended December 31,

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2007	1,000	1,000	49,000	(18,741)	31,259

Contributions from shareholder	—	—	12,500	—	12,500

Net loss				(61,347)	(61,347)

Balance December 31, 2008	1,000	1,000	61,500	(80,088)	(17,588)

Contributions from shareholder	—	—	7,200	—	7,200

Distribution to shareholder	—	—	(42,700)	—	(42,700)

Net Income	—	—	—	2,201	2,201
Balance December 31, 2009	1,000	$1,000	$26,000	$(77,888)	$(50,887

See accompanying notes to financial statements

DIGITAL COMM, INC.
Statement of Cash Flow
For the Years Ended December 31,

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$2,201	$(61,347)
Adjustments to reconcile net income to net cash used in operations:
Depreciation	16,578	—
Changes in assets and liabilities, net of acquisitions:
Increase in accounts receivables	(61,027)	(21,070)
Decrease in advances	—	37,000
Increase in accounts payable and accrued expenses	125,713	34,374
	81,264	50,304

NET CASH PROVIDED BY OPERATING ACTIVITIES	83,465	(11,043)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(47,009)	—
NET CASH USED IN INVESTING ACTIVIES	(47,009)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions from shareholders	7,200	12,500
Shareholder distribution	(42,700)
NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES	(35,500)	12,500

NET INCREASE IN CASH	956	1,457

CASH - beginning of period	1,457	—

CASH - end of period	$2,413	1,457

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$42,570	$—

Taxes paid	$—	$—

See accompanying notes to financial statements

DIGITAL COMM, INC.
NOTES TO THE FINANCIAL STATEMENTS

1. Accounting Policies

     Basis of Presentation and Organization– Digital Comm, Inc. (“DigiComm” or the “Company”) is a provider of specialty contracting services, primarily in the installation of fiber optic telephone cable. These services are provided throughout the United States and include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company was originally formed on September 13, 2006 and, on January 11, 2010 was recapitalized and consolidated into Genesis Group Holdings, Inc. in a reverse merger, as a wholly owned subsidiary.

     Use of Estimates – The   preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. For the Company, key estimates include: recognition of revenue for costs and estimated earnings in excess of billings, the assessment of impairment of intangibles and other long-lived assets, income taxes, accrued insurance claims, asset lives used in computing depreciation and amortization, allowance for doubtful accounts, stock-based compensation expense for performance-based stock awards, and accruals for contingencies, including legal matters. At the time they are made, the Company believes that such estimates are fair when considered in conjunction with the financial position and results of operations taken as a whole. However, actual results could differ from those estimates and such differences may be material to the financial statements.

     Revenue Recognition — Revenues from fixed-price contracts are recognized on the completed contract method. This method is used because the typical contract is completed in three months or less, and financial position and results of operations do not vary significantly from those that would result from use of the percentage-of-completion. A contract is considered complete when all costs except significant items have been incurred and the installation is operating according to specifications or has been accepted by the customer. Revenues from time-and-materials contracts are recognized currently as the work is performed.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     Cash and Equivalents — Cash and equivalents primarily include balances on deposit in banks. The Company maintains substantially all of its cash and equivalents at financial institutions it believes to be of high credit quality. To date, the Company has not experienced any loss or lack of access to cash in its operating accounts.

     Property and Equipment — Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Useful lives range from: vehicles — 3- 7 years; equipment and machinery — 5-7 years; small tools – 5 years: and furniture, fixtures, computer equipment — 5 years. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

  Income Taxes — The Company has elected to be taxed as an S corporation and as such income and expenses flow directly to the shareholders. Any income tax liability is the responsibility of the individual shareholders.

Recently Issued Accounting Pronouncements

     ASC Topic   860, Accounting for Transfers of Financial Assets (“ASC Topic 860”), eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets. This pronouncement is effective for the Company in fiscal 2011. The adoption of ASC Topic 860 is not expected to have a material effect on the Company’s consolidated financial statements.

     ASC Topic 810, Amendments to FASB Interpretation: Consolidation of Variable Interest Entities (“ASC Topic 810”), requires an analysis to determine whether a variable interest gives an enterprise a controlling financial interest in a variable interest entity.  This pronouncement requires an ongoing reassessment of whether an enterprise is the primary beneficiary of a variable interest entity.  This pronouncement is effective for the Company in fiscal 2011.  The adoption of ASC Topic 810 is not expected to have a material effect on the Company’s consolidated financial statements.

     ASC Topic 855, Subsequent Events (“ASC Topic 855”), establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the date the financial statements are issued or available to be issued. ASC Topic 855 requires companies to reflect in their financial statements the effects of subsequent events that provide additional evidence about conditions at the balance sheet date. In February 2010, the FASB issued Accounting Standards Update No. 2010-09 – Subsequent Events (Topic 855) — Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 provides amendments which clarify that SEC filers are not required to disclose the date through which subsequent events have been evaluated. The adoption of this guidance had no impact on the Company’s consolidated financial statements.

     In April 2010, the FASB issued Accounting Standards Update No. 2010-12, Income Taxes (Topic 740) – Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts (“ASU 2010-12”). ASU 2010-12 addresses changes in accounting for income taxes resulting from the recently issued Health Care and Education Reconciliation Act of 2010 and the Patient Protection and Affordable Care Act. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.

2. Property and Equipment

   Property and equipment consists of the following:
Property and equipment consists of the following:	2009	2008
Small Tools	$4,231	$—
Vehicles	4,000	—
Office furniture and computer hardware	7,771	—
Equipment and machinery	31,007	—

Total	47,009	—
Less: accumulated depreciation	16,578	—

Property and equipment, net	$30,431	$—

3. Concentrations of Credit Risk

     The Company is subject to concentrations of credit risk relating primarily to its trade accounts receivable. The Company grants credit under normal payment terms, generally without collateral, to its customers. These customers primarily consist of telephone companies, cable television multiple system operators and electric and gas utilities. With respect to a portion of the services provided to these customers, the Company has certain statutory lien rights which may in certain circumstances enhance the Company’s collection efforts. Adverse changes in overall business and economic factors may impact the Company’s customers and increase credit risks. These risks may be heightened as a result of the current economic developments and market volatility. In the past, some of the Company’s customers have experienced significant financial difficulties and likewise, some may experience financial difficulties in the future. These difficulties expose the Company to increased risks related to the collectability of amounts due for services performed. The Company believes that none of its significant customers were experiencing financial difficulties that would impact the collectability of the Company’s trade accounts receivable as of December 31, 2009.

For the years ended December 31, 2009 and 2008, concentrations of significant customers were as follows:

	Accounts Receivable	Revenues
2009
Danella Construction Corp. of FL, Inc.	37%	7.7%
Southern Technologies, Inc.	54%	88.9%

2008
Florida Safety Contractors, Inc.	100%	100.0%

4. Commitments and Contingencies

     In July 2010 the Company entered into a rental operating lease covering its primary office facility, including corporate, in Boca Raton, Florida that has an original non-cancelable term of 5 years with a provision for early termination after 3 years. The lease contains renewal provisions and generally requires the Company to pay insurance, maintenance, and other operating expenses. During 2008 and 2009 the Company personnel was operating in rental field office trailers and/or home. The future minimum obligation during each year through fiscal 2014 and thereafter under the leases with non-cancelable terms in excess of one year is as follows:

Future Minimum Lease Payments

2010	$10,200
2011	20,400
2012	20,400
2013	20,400
2014	20,400
Total	$91,800

Total rent expense incurred by the company during 2008 and 2009 was $-0- and $15,096, respectively.

On August 6, 2010, UTA Capital LLC provided a working capital loan to Genesis Group Holdings, Inc., the parent company of Digital, with Digital also as an additional borrower.   The loan is evidenced by a Note and Warrant Purchase Agreement between Digital and Genesis and UTA Capital, LLC dated August 6, 2010. The Agreement calls for two senior bridge notes in the amount of $1 million each, for an aggregate principal amount of $2 million.  The notes are each one year amortized term notes bearing interest at 10% per annum.  Additionally, the parent company issued to UTA Capital, LLC certain warrants to purchase common stock in Genesis. The initial draw of $960,000 was recorded as an investment contribution by Genesis in Digital as reflected in additional paid-in capital in the accompanying financial statements.

5. Subsequent Events

The Company has evaluated subsequent events through October 29, 2010, which is the date the financial statements were issued, and has concluded that no such events or transactions took place which would require disclosure herein.